Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Tucana Lithium Corp. for the quarter ending February 29, 2012, I, Jordan Starkman, Chief Executive Officer and Chief Financial Officer of Tucana Lithium Corp. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending February 29, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending February 29, 2012, fairly represents in all material respects, the financial condition and results of operations of Tucana Lithium Corp.

Date: April 23, 2012

Tucana Lithium Corp.

/s/ Jordan Starkman
Jordan Starkman President, Chief Executive Officer Chief Financial Officer (Duly Authorized Officer, Principal Executive Officer, and Principal Financial Officer)